UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2020

AMERICAN AIRLINES GROUP INC.
AMERICAN AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
Delaware	1-2691	13-1502798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Skyview Drive, Fort Worth, Texas	76155
1 Skyview Drive, Fort Worth, Texas	76155
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(817)
963-1234
(817)
963-1234
N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AAL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule
12b-2
of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 1 .01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Public Offering of Common Stock
On June 25, 2020, American Airlines Group Inc. (“AAG”) completed the public offering of 74,100,000 shares of common stock, par value $0.01 per share, of AAG (the “Common Stock”), at a public offering price of $13.50 per share (the “Common Stock Offering”).
In connection with the Common Stock Offering, on June 22, 2020, AAG and American Airlines, Inc. (“AAI” and, together with AAG, the “Companies”) entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein, relating to the issuance and sale of the shares as described above. Under the terms of the Common Stock Underwriting Agreement, AAG granted the underwriters a
30-day
option to purchase up to 11,115,000 additional shares of Common Stock on the same terms solely to cover over-allotments, which over-allotment option the underwriters exercised in full on June 23, 2020. The issuance and sale of the full 85,215,000 shares of Common Stock was completed on June 25, 2020. AAG expects to use the net proceeds from the Common Stock Offering for general corporate purposes and to enhance the Companies’ liquidity position.
Public Offering of Convertible Senior Notes
On June 25, 2020, AAG completed the public offering of $1,000.0 million aggregate principal amount of AAG’s 6.50% convertible senior notes due 2025 (the “Notes,” and such offering, the “Convertible Notes Offering”). The Notes are fully and unconditionally guaranteed by AAI (the “Guarantee”).
In connection with the Convertible Notes Offering, on June 22, 2020, the Companies entered into an underwriting agreement (the “Convertible Notes Underwriting Agreement,” and together with the Common Stock Underwriting Agreement the “Underwriting Agreements”) with Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein, relating to the issuance and sale of the Notes and the Guarantee. Under the terms of the Convertible Notes Underwriting Agreement, AAG granted the underwriters an option, exercisable for 30 days, to purchase up to an additional $150.0 million aggregate principal amount of Notes solely to cover over-allotments. AAG expects to use the net proceeds from the Convertible Notes Offering for general corporate purposes and to enhance AAG’s liquidity position.
The Notes were issued pursuant to an indenture, dated as of June 25, 2020 (the “Base Indenture”), between AAG and Wilmington Trust, National Association as trustee (the “Trustee”), as supplemented by that certain first supplemental indenture, dated as of June 25, 2020, among AAG, AAI and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes will mature on July 1, 2025. Interest on the Notes will accrue at a rate of 6.50% per annum, payable semi-annually in arrears on January 1 and July 1 of each year, beginning on January 1, 2021.
The Notes were priced to investors in the offering at 100% of their principal amount. The Notes and the Guarantee will rank pari passu in right of payment with all of AAG’s and AAI’s respective existing and future senior indebtedness and senior in right of payment to all of AAG’s and AAI’s respective future subordinated indebtedness. The Notes and the Guarantee will be effectively subordinated to all of AAG and AAI’s respective existing and future secured indebtedness to the extent of the value of the assets pledged to secure those obligations. The Notes will also be structurally subordinated to all existing and future indebtedness of AAG’s non-guarantor
subsidiaries.
Upon conversion, AAG will pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at AAG’s election. The initial conversion rate is 61.7284 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $16.20 per share of Common Stock). The conversion rate is subject to adjustment in some events as described in the Indenture.

Holders may convert their Notes at their option only in the following circumstances: (1) during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on September 30, 2020, if the last reported sale price per share of Common Stock exceeds 130% of the conversion price for each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of Common Stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on Common Stock; (4) if AAG calls such Notes for redemption; and (5) at any time from, and including, April 1, 2025 until the close of business on the scheduled trading day immediately before the maturity date.
In addition, following certain corporate events that occur prior to the maturity date or upon AAG’s issuance of a notice of redemption, AAG will increase the conversion rate for a holder who elects to convert its Notes in connection with such corporate event or during the related redemption period in certain circumstances by a specified number of shares of Common Stock as described in the Indenture.
AAG will not have the right to redeem the Notes prior to July 5, 2023. On or after July 5, 2023 and on or before the 20th scheduled trading day immediately before the maturity date, AAG may redeem the Notes, in whole or in part, if the last reported sale price of Common Stock has been at least 130% of the conversion price then in effect on (1) each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the trading day immediately before the date AAG sends the related redemption notice; and (2) the trading day immediately before the date AAG sends such notice. In the case of any optional redemption, AAG will redeem the Notes at a redemption price equal to 100% of the principal amount of such Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
If AAG undergoes a fundamental change described in the Indenture prior to the maturity date of the Notes, except as described in the Indenture, holders of the Notes may require AAG to repurchase for cash all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.
The Indenture provides for customary terms and covenants, including that upon certain events of default, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the unpaid principal amount of the Notes and accrued and unpaid interest, if any, thereon immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of the Notes together with accrued and unpaid interest, if any, thereon will automatically become and be immediately due and payable.
General
The Common Stock Offering and the Convertible Notes Offering are being made pursuant to AAG’s effective registration statement on Form
S-3
(File No.
 333-236503),
initially filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2020, and prospectus supplements and accompanying prospectus filed with the SEC.
The Underwriting Agreements contain customary representations, warranties and agreements by the Companies, customary conditions to closing, indemnification obligations of the Companies and the underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreements were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.
The foregoing descriptions of the Common Stock Underwriting Agreement, Convertible Notes Underwriting Agreement, the Base Indenture, the Supplemental Indenture, the Notes and the Guarantee are not complete and are qualified in their entirety by reference to the full text of the Common Stock Underwriting Agreement, Convertible Notes Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the form of the certificate representing the Notes, copies of which are filed as Exhibits 1.1, 1.2, 4.1, 4.2 and 4.3, respectively, to this report and are incorporated by reference herein. Copies of the opinion of Latham & Watkins LLP relating to the legality of the issuance and sale of Common Stock in the Common Stock Offering and of Notes in the Convertible Notes Offering are attached as Exhibits 5.1 and 5.2, respectively, to this report.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.

Exhibit No.	Description

1.1
Common Stock Underwriting Agreement, dated June 22, 2020, by and among American Airlines Group Inc. and American Airlines, Inc. and Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

1.2
Convertible Notes Underwriting Agreement, dated June 22, 2020, by and among American Airlines Group Inc. and American Airlines, Inc. and Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of June 25, 2020, by and between American Airlines Group Inc. and Wilmington Trust, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of June 25, 2020, by and among American Airlines Group Inc., American Airlines, Inc. and Wilmington Trust, National Association, as trustee.

4.3	Form of 6.50% Convertible Senior Notes due 2025 (included as Exhibit A to the Supplemental Indenture filed herewith as Exhibit 4.2).

5.1	Opinion of Latham & Watkins LLP, related to the Common Stock.

5.2	Opinion of Latham & Watkins LLP, related to the Notes.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2).

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Airlines Group Inc.

Date: June 25, 2020	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Airlines, Inc.

Date: June 25, 2020	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer